Exhibit 3.510
BY-LAWS
OF
G. VAN DYKEN DISPOSAL INC.
Adopted as of June 28, 1991
ARTICLE I
OFFICES
     Section 1. Principal Office. The principal office of the Corporation shall be located in Hudsonville, Michigan, except as the same may be changed from time to time by the Board of Directors.
     Section 2. Registered Office and Resident Agent. As required by Section 241 of the Business Corporation Act, the Corporation shall maintain a registered office in the State of Michigan. The Corporation shall appoint a resident agent whose business address is identical with the registered office of the Corporation.
     Section 3. Other Offices. The Corporation may have other offices at such other place or places within or without the State of Michigan as the Board of Directors may designate or as the business of the Corporation may require from time to time.
ARTICLE II
SHAREHOLDERS
     Section 1. Time and Place of Meetings. Shareholder meetings shall be held at the corporation’s principal executive office during regular business hours or at such other time and place as the board of directors determines.
     Section 2. Annual Meetings of Shareholders. Unless the shareholders have executed a written consent in lieu of an annual meeting of the shareholders pursuant to Section 15 of these By-laws, or as may be otherwise permitted by law, an annual meeting of shareholders shall be held at such date, time, and place as determined by resolution of the board of directors, but in no event later than 2.00 p.m. on the last Monday (or the next business day if that Monday is a holiday) of the 4th calendar month after the end of the corporation’s fiscal year.

     Section 3. Special Meetings. The board of directors, the Chairperson, or the President may call a special meeting of shareholders by giving notice of the meeting to each shareholder entitled to vote at the meeting.
     Section 4. Notice. A written notice of any shareholders’ meeting shall be mailed to each Shareholder of record not less than 10 days nor more than 60 days prior to such meeting, which notice shall state the authority pursuant to which it was issued and shall set forth the time and place of the meeting. In the case of special shareholders’ meetings, the notice also shall state the purpose or purposes of the meeting.
     Section 5. Adjournments. If a meeting is adjourned, it is not necessary to give notice of the adjourned meeting if (i) the date, time, and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and (ii) at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. If after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with Section 4, above.
     Section 6. Waiver of Notice. A shareholder or a shareholder’s attorney-in-fact may waive the shareholder’s right to notice before or after a meeting by a signed waiver of notice. A shareholder’s attendance at a meeting will result in a waiver of objection to:
     (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and
     (b) consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
     Section 7. List of Shareholders Entitled to Vote. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholder meeting or any adjournment thereof. The list shall be:
     (a) arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder;
     (b) produced at the time and place of the meeting;
     (c) subject to inspection by any shareholder at any time during the meeting; and

     (d) prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.
Failure to comply with the requirements of this Section shall not affect the validity of an action taken at the meeting before a shareholder makes a demand to comply with the requirements.
     Section 8. Quorum. Unless a greater quorum is required by the articles of incorporation or statute, shares entitled to cast a majority of the votes at a shareholder meeting constitute a quorum at the meeting. The shareholders present in person or by proxy at the meeting are counted for the purpose of determining a quorum. Once a quorum is present, business may be conducted until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present. When the holders of a class or series of shares are entitled to vote separately on an item of business, each class or series must have a quorum, as determined by this Section, for the purpose of transacting the item of business.
     Section 9. Voting Rights. Except as otherwise provided by statute or the articles of incorporation, each share is entitled to one vote on each matter submitted to a vote.
     Section 10. Vote Required. An action, other than the election of directors, to be taken by shareholder vote shall be authorized by a majority of the votes cast by shareholders entitled to vote on the action, unless a greater vote is required by statute, the articles of incorporation, or these bylaws. Unless the articles of incorporation provide otherwise, directors shall be elected by a plurality of votes cast. Shareholders may not cumulate their votes.
     Section 11. Class Voting. If the articles of incorporation provide that a class of shares or a series of a class shall vote as a class, either generally or to authorize one or more specified actions, such voting as a class or series shall be in addition to any other required vote. Where voting as a class or series is required on an action other than the election of directors, the action shall be authorized by a majority of the votes cast by the holders of the class or series entitled to vote on the action, unless a greater vote is required by statute or the articles of incorporation.
     Section 12. Electronic Participation in Meeting. A shareholder may participate in a shareholder meeting by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants, if all participants are advised of the communications equipment and the names of the participants in the meeting are disclosed to all participants. Such participation in a meeting constitutes presence in person at the meeting.
     Section 13. Conduct of Meetings. Shareholder meetings shall be conducted as follows:

     (a) The chairperson of the meeting shall have absolute authority over matters of procedure.
     (b) If disorder arises that prevents the continuation of the business of the meeting, the chairperson may adjourn the meeting.
     (c) The chairperson may require any person who is not a shareholder of record or holding a proxy to leave the meeting.
     Section 14. Business Transacted. The business effectively transacted at a shareholder meeting shall be confined to the following:
     (a) any matter specified in the notice;
     (b) any matter reasonably related to a matter specified in the notice; and
     (c) any matter (i) the consideration of which is not objected to by any shareholder attending the meeting, and (ii) notice of which is waived by all shareholders not attending the meeting.
     Section 15. Action Without a Meeting. Any action required or permitted to be taken at a shareholder meeting may be taken without a meeting, without prior notice, and without a vote, if:
     (a) before or after the action all the shareholders entitled to vote at the meeting consent in writing; or
     (b) the articles of incorporation provide for shareholder action without a meeting, and consents in writing setting forth the action taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. A written consent under this subparagraph (b) must bear the date of signature of each shareholder who signs the consent and is not effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be made to the corporation’s registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

     Section 16. Record Date.
     (a) Shareholders Entitled to Notice and Vote. For the purpose of determining shareholders entitled to notice of and to vote at a shareholder meeting or an adjournment of a meeting, the board of directors may fix a record date, which may not precede the date on which the board adopts the resolution fixing the record date. The date may not be more than 60 nor less than 10 days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a shareholder meeting shall be the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a shareholder meeting is made as provided in this Section, the determination applies to any adjournment of the meeting, unless the board of directors fixes a new record date under this Section for the adjourned meeting.
     (b) Shareholders Entitled to Express Consent or Dissent. For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the board of directors may fix a record date, which may not precede the date on which the board adopts the resolution fixing the record date and may not be more than 10 days after the board resolution. If a record date is not fixed and prior action by the board of directors is required with respect to the corporate action to be taken without a meeting, the record date is the close of business on the day on which the board resolution is adopted. If a record date is not fixed and prior board action is not required, the record date is the first date on which a signed written consent is delivered to the corporation as provided in these bylaws.
     (c) Other Actions. For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the board of directors may fix a record date, which may not precede the date on which the board adopts the resolution fixing the record date. The date may not be more than 60 days before the payment of the share dividend or distribution, allotment of a right, or other action. If a record date is not fixed, the record date is the close of business on the day on which the board resolution relating to the corporate action is adopted.
     Section 17. Proxies. A shareholder entitled to vote at a shareholder meeting or to express consent or dissent without a meeting may authorize one or more other persons to act for the shareholder by proxy. A proxy shall be signed by the shareholder or the shareholder’s authorized agent or representative. The corporation may require a shareholder’s agent or representative to present written evidence, satisfactory to the corporation, of authority to sign the shareholder’s proxy. A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy must be in writing and must be filed with the corporation at or before the meeting. A proxy need not be sealed, witnessed, or acknowledged.
ARTICLE III
DIRECTORS
     Section 1. Number and Term of Directors. The board of directors shall consist of one or more directors as determined initially by the incorporator(s) and, thereafter, from time to time by the board of directors. A director need not be a shareholder. The first board of directors shall hold office until the first annual shareholder meeting. Directors shall be elected at each annual shareholder meeting, except as provided in Section 2 of this article, and each director shall hold office until a successor is elected and qualified. If shareholders of any class or series of shares have the exclusive right to elect one or more directors, those directors may be elected only by the vote of those shareholders.
     Section 2. Vacancies. Except as otherwise provided in the articles of incorporation, a vacancy occurring in the board (including a vacancy resulting from an increase in the number of directors) may be filled by the shareholders, by the board or, if the directors remaining in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining directors. Except as otherwise provided in the articles of incorporation, if the holders of any class of shares or series are entitled to elect one or more directors to the exclusion of other shareholders, vacancies of that class or series may be filled by the holders of shares of that class or series. A vacancy that will occur at a specific date, by reason of resignation effective at a later date, may be filled before the vacancy occurs, but the newly elected or appointed director may not take office until the vacancy occurs.
     Section 3. Removal. The holders of a majority of the shares entitled to vote for the election of directors may remove one or more directors with or without cause.
     Section 4. Resignation. A director may resign by written notice to the corporation. A resignation is effective upon its receipt by the corporation or at a later time specified in the notice.
     Section 5. Powers. The corporation’s business and affairs shall be managed by or under the direction of the board of directors, except as otherwise provided by statute or the articles of incorporation.
     Section 6. Directors’ Compensation. The board of directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation for a director’s services to the corporation as a director or officer. Directors may also be reimbursed for their expenses, if any, of attendance at each meeting of the board or a committee.
     Section 7. Regular Meetings. Regular meetings of the board of directors shall be held at the date, time, and place that the board determines. A notice to directors is not required for a regular meeting, except that, when the board establishes or thereafter changes the schedule of regular meetings, or changes the date, time, or place of a previously scheduled regular meeting, notice of the action shall be given to each director who was absent from the meeting at which the action was taken.
     Section 8. Special Meetings. The Chairperson, the President, or directors constituting at least one-third of the directors then in office may call a special meeting of the board of directors by giving notice to each director.
     Section 9. Notice of Meetings. Except as otherwise provided by these bylaws, notice of the date, time, and place of each meeting of the board of directors shall be given to each director by either of the following methods:
     (a) by mailing a written notice of the meeting to the address that the director designates or, in the absence of designation, to the last known address of the director, at least five days before the date of the meeting; or
     (b) by delivering a written notice of the meeting to the director at least one full business day before the meeting, personally or by telecopier or telex, to the director’s last known office or home.
     Section 10. Waiver of Notice. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting, unless, at the beginning of the meeting or promptly upon the director’s arrival, the director objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. A director may waive notice in writing before or after a meeting.
     Section 11. Purpose of Meetings. Neither the business to be transacted nor the purpose of a regular or special meeting need be specified in the notice or waiver of notice of the meeting. If the purpose is stated in the notice, the business transacted at the meeting is not limited to the purpose stated.
     Section 12. Quorum and Required Vote. A majority of the directors then in office, or of the members of a committee of the board of directors, constitutes a quorum for the transaction of business, unless the articles of incorporation, these bylaws or, in the case of a committee, the board resolution establishing the committee, provide for a larger or smaller number. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the board or of the committee, unless the vote of a larger number is required by statute, the articles of incorporation, these bylaws, or, in the case of a committee, the board resolution establishing the committee.
     Section 13. Action by Written Consent. Action required or permitted to be taken under authorization voted at a meeting of the board of directors or a committee of the board may be taken without a meeting if, before or after the action, all members of the board then in office or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the board or committee. The consent has the same effect as a vote of the board or committee for all purposes.
     Section 14. Electronic Participation in Meeting. A member of the board of directors or of a committee of the board may participate in a meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with each other. Such participation in a meeting constitutes presence in person at the meeting. A director must be permitted to participate in a meeting by such means if the director so requests.
     Section 15. Committees of Directors. The board of directors may designate one or more committees consisting of one or more directors. The board may designate one or more directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. Unless prohibited by the board resolution creating the committee, in the absence or disqualification of a committee member, the committee members present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member. A committee, to the extent provided in the board resolution creating the committee, may exercise all of the board’s power and authority in the management of the business and affairs of the corporation, except that a committee may not: (i) amend the articles of incorporation; (ii) adopt an agreement of merger or consolidation; (iii) recommend to shareholders the sale, lease, or exchange of all or substantially all of the corporation’s property and assets; (iv) recommend to the shareholders a dissolution of the corporation or a revocation of a dissolution; (v) amend the bylaws of the corporation; or (vi) fill vacancies in the board of directors. Unless a resolution of the board of directors expressly so provides, a committee may not declare a distribution or dividend or authorize the issuance of stock. A committee exists, and each member serves, at the pleasure of the board. A committee may establish a time and place for regular meetings, for which no notice is required, except that, if the committee changes the date, time, or place of a regular meeting, notice of the change shall be given to each member who was absent from the meeting at which the change was made. Otherwise, a notice of a committee meeting shall be given in the same manner as a notice of a board meeting.

ARTICLE IV
OFFICERS
     Section 1. Appointment. The board of directors, at its first meeting following appointment by the incorporator(s) and thereafter at its first meeting following the annual shareholder meeting, shall appoint a President, Secretary, and Treasurer and may elect from their number a Chairperson and one or more Vice Chairpersons. The board may also appoint one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers and agents that it deems necessary. The board of directors need not appoint or elect an officer to an office that is already filled and whose specified term has not expired. The same person may hold two or more offices, but an officer may not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the articles of incorporation, or these bylaws to be executed, acknowledged, or verified by two or more officers.
     Section 2. Term, Removal, and Vacancies. An officer shall hold office for the term the board specifies upon election or appointment and until a successor is elected or appointed and qualified, or until the officer’s death, resignation, or removal. The board may remove an officer with or without cause. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a later date specified in the notice.
     Section 3. Chairperson of the Board. The Chairperson of the board, if one is elected, shall preside when present at all meetings of the shareholders and the board of directors. The Chairperson shall perform any other duties and exercise any other authority that the board prescribes and, unless otherwise provided by board resolution, is an ex officio member of all committees. Except where by law the signature of the President is required, the Chairperson possesses the same power and authority as the President to make and execute contracts, instruments, papers, and documents of every kind in the name of and on behalf of the corporation.
     Section 4. Vice Chairperson of the Board. During the unavailability or disability of the Chairperson, or while that office is vacant, the Vice Chairpersons, in the order the board designates, may exercise all of the powers and discharge all of the duties of the Chairperson. A Vice Chairperson shall perform any other duties that the board prescribes.
     Section 5. President. The President shall be the corporation’s chief executive officer and have the general control and management of its business, under the direction of the board. The President shall ensure that all orders and resolutions of the board are carried into effect. Unless the board specifically provides otherwise, the President shall be an ex officio member of all committees. The President shall perform all duties incident to the office of President and other duties that the board prescribes. The President may make and execute contracts, instruments, papers, and documents of every kind in the name and on behalf of the corporation, except when the board specifies the same to be done by another officer or agent. During the absence or disability of the Chairperson and the

Vice Chairpersons, or while those offices are vacant, the President shall preside over all meetings of the board of directors and the shareholders and perform all of the duties and have all of the power and authority of the Chairperson.
     Section 6. Vice Presidents. The board may designate one or more Vice Presidents to perform the duties and exercise the authority of the President during the President’s absence or disability. Each Vice President shall have the title and powers and perform the duties as may be assigned to him from time to time by the President or the board of directors. In the event of the President’s absence or inability to act, the duties of his office, unless otherwise specified by these Bylaws, shall be performed by the Vice Presidents in the order of seniority or priority established by the Board of Directors and, when so acting, the duly authorized Vice President shall have all the powers of, and be subject to the restrictions upon, the President.
     Section 7. Secretary. The Secretary shall: (a) cause to be recorded and maintained minutes of all meetings of the shareholders, the board of directors, and board committees in one or more books provided for that purpose; (b) cause to be given all notices required by resolution of the board of directors, the provisions of these Bylaws or law; (c) be custodian of the corporate records of the corporation; (d) keep a register of the post office address of each shareholder and director which shall be furnished to the Secretary by such shareholder or director; (e) have general charge of the stock transfer books of the corporation; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the board of directors.
     Section 8. Treasurer. The Treasurer shall cause to be kept in books belonging to the corporation a full and accurate account of all receipts, disbursements, and other financial transactions of the corporation. The Treasurer shall perform other duties that the President assigns or the board prescribes.
     Section 9. Assistant Secretaries and Assistant Treasurers. An Assistant Secretary or an Assistant Treasurer may perform any duty or exercise any authority of the Secretary or Treasurer, respectively. An Assistant Secretary or Assistant Treasurer also shall perform duties that the Secretary or the Treasurer, respectively, or the President assigns or that the board prescribes.
     Section 10. Other Officers. The board of directors may appoint other officers to perform duties and exercise authority that the President assigns or the board prescribes.
     Section 11. Compensation. The board of directors shall fix the compensation of the officers of the corporation. No officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the corporation.

ARTICLE V
INDEMNIFICATION
     Section 1. Indemnification in Action by Third Party. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the corporation), whether civil, criminal, administrative, or investigative and whether formal or informal, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorney fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     Section 2. Indemnification in Action by or in Right of the Corporation. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses, including attorney fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person shall have been found liable to the corporation except to the extent authorized by statute.
     Section 3. Expenses. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 1 or 2 of this Article, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the corporation shall indemnify that person against actual and reasonable expenses, including attorney fees that person incurred in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section.

     Section 4. Authorization of Indemnification.
     (a) An indemnification under Section 1 or 2 of this Article, unless ordered by a court, may be made by the corporation only as authorized in the specified case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation may be made in any of the following ways:
     (1) By a majority vote of a quorum of the board of directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.
     (2) If a quorum cannot be obtained under Subsection (1) above, by majority vote of a committee duly designated by the board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.
     (3) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:
     (A) By the board or its committee in the manner prescribed in Subsections (1) or (2) above.
     (B) If a quorum of the board cannot be obtained under Subsection (1) above and a committee cannot be designated under Subsection (2) above, by the board.
     (4) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.
     (5) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.
     (b) In the designation of a committee under Subsection (a)(2) or in the selection of independent legal counsel under Subsection (a)(3)(B), all directors may participate.
     (c) If a person is entitled to indemnification under Section 1 or 2 for a portion of expenses, including reasonable attorney fees, judgments, penalties, fines,

and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.
     Section 5. Advances. The corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding before final disposition of the proceeding if all of the following apply:
     (a) The person furnishes the corporation a written affirmation of the person’s good faith belief that he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article.
     (b) The person furnishes the corporation a written undertaking, executed personally or on the persons’s behalf, to repay the advance if it is ultimately determined that the person did not meet the standard of conduct.
     (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this act.
The undertaking required by Subsection (b) above must be an unlimited general obligation of the person but need not be secured. Determinations of payments under this Section shall be made in the manner specified in Section 4.
     Section 6. Other Indemnification Agreements. The indemnification or advancement of expenses provided by this Article is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, these bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided in Sections 1 to 6 of this Article continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the person’s heirs, executors, and administrators.
     Section 7. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person’s status as such, whether or not the corporation would have power to indemnify the person against the liability under Sections 1 to 6 of this Article.
     Section 8. Constituent Corporation. For the purposes of this Article, “corporation” includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as the person would if the person had served the resulting or surviving corporation in the same capacity.
ARTICLE VI
SHARE CERTIFICATES AND TRANSFERS
     Section 1. Share Certificates: Required Signatures. Except as otherwise required by the articles of incorporation or these bylaws and permitted by statute, shares of the corporation’s stock shall be represented by certificates. Each certificate must be signed by one of the following: the Chairperson, a Vice Chairperson, the President, or a Vice President. Share certificates may be sealed with the seal of the corporation or a facsimile of the seal. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. The corporation may issue a certificate even though the officer who has signed or whose facsimile signature has been placed upon the certificate ceases to be an officer before the certificate is issued.
     Section 2. Replacement of Certificates. The corporation shall issue a new certificate for shares in place of a certificate alleged to have been lost or destroyed. The board of directors may require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond or other security sufficient to indemnify the corporation against any claim that may be made against it on account of the lost or destroyed certificate or the issuance of a replacement certificate.
     Section 3. Registered Shareholders. The corporation may treat the registered holder of a share as the absolute owner of the share and shall not be bound to recognize any equitable interest in or other claim to the share by any other person, whether or not the corporation has actual notice of the interest or claim, except as otherwise provided by law.
     Section 4. Transfer Agent and Registrar. The board of directors may appoint a transfer agent and a registrar for the transfer and registration of its securities.
     Section 5. Transfer of Shares. A sale, assignment, exchange, conveyance, gift, pledge, hypothecation, or other transfer of shares of the corporation’s stock, whether by operation of law or otherwise, shall not be effective as to the corporation until recorded on the corporation’s stock transfer books.

ARTICLE VII
GENERAL PROVISIONS
     Section 1. Dividends or Other Distributions. By action of the board of directors, the corporation may declare and pay dividends or make other distributions as permitted by law.
     Section 2. Voting of Securities. Unless the board directs otherwise, the Chairperson or the President, or, during their absence or disability, the Vice Presidents in the order that the board designates, may on behalf of the corporation attend and vote (or execute in the name or on behalf of the corporation a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for the corporation to attend and vote) at any meeting of security holders of any corporation in which the corporation holds securities. At such meetings such person may exercise all rights incident to the ownership of such securities which the corporation might exercise if present. The board may confer this voting power upon any other person.
     Section 3. Checks. The corporation’s checks, drafts, and orders for the payment of money shall be signed in the name of the corporation in the manner and by the persons that the board of directors designates.
     Section 4. Signing of Instruments. When the board or these bylaws authorize the signing of a contract, conveyance, or other instrument without specification of the signing officer, the Chairperson, the President, any Vice President, the Secretary, or the Treasurer may sign in the name and on behalf of the corporation and may affix the corporate seal to the instrument. The board may authorize other officers and agents to sign instruments in the name and on behalf of the corporation.
     Section 5. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. This authority may be general or confined to specific instances. No loan or advance to, overdraft, or withdrawal by an officer, director, or shareholder of the corporation, other than in the ordinary and usual course of the business of the corporation and on the ordinary and usual terms of payment and security, shall be made or permitted, unless: (a) each such transaction shall be approved by a vote of two-thirds (2/3) of the members of the board of directors (excluding any director involved in such transaction); (b) a full and detailed statement of all such transactions and any payments shall be submitted at the next annual meeting of shareholders; and (c) the aggregate amount of such transactions less any repayments shall be stated in the next annual report to shareholders.
     Section 6. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the board of directors may select. Endorsements for deposits shall be made by the President, the Treasurer, or such other officers or agents designated by the board of directors.

     Section 7. Corporate Books and Records. The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, board of directors, and executive committee, if any. The books, records, and minutes may be kept outside the State of Michigan. The corporation shall keep at its registered office, or at the office of its transfer agent within or without the State of Michigan, records containing the names and addresses of all shareholders, the number, class and series of shares held by each, and the dates when they respectively became holders of record. Any of the books, records, or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The corporation shall convert into written form without charge any record not in written form, unless otherwise requested by a person entitled to inspect the record.
     Section 8. Seal. The corporation may have a seal in the form that the board of directors determines. The seal may be used by causing it or a facsimile to be affixed, impressed, or reproduced.
     Section 9. Fiscal Year. The fiscal year of the corporation shall be as determined by the board of directors.
ARTICLE VIII
AMENDMENTS
          The shareholders or the board of directors may amend or repeal these bylaws or adopt new bylaws, unless the articles of incorporation or these bylaws provide that the power to adopt new bylaws is reserved exclusively to the shareholders or that the board may not alter or repeal these bylaws or any particular bylaw. Amendment of these bylaws by the board requires the vote of a majority of the directors then in office.
CERTIFICATE
          The undersigned, being the Secretary of G. Van Dyken Disposal Inc., hereby certifies that the foregoing By-Laws were duly adopted by the Incorporators as of June 28, 1991, which adoption the Board of Directors of the Corporation ratified by written consent on even date therewith.
          Dated at Hudsonville, Michigan as of the 28th day of June, 1991.
/s/ Gerald Van Dyken
Gerald Van Dyken, Secretary